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                                                                   Exhibit 10.29


                   LEASE MODIFICATION AND EXPANSION AGREEMENT

     LEASE MODIFICATION AND EXPANSION AGREEMENT dated as of July 14, 2000 between 601 West Associates, LLC with an address at 601 West 26th Street, New York, New York 10018 ("Landlord") and SCREAMINGMEDIA INC. with an address at 601 West 26th Street, New York, New York ("Tenant").

                                    RECITALS

     WHEREAS, Landlord, and Tenant entered into a written lease agreement dated as of March, 1999 and thereafter modified on June 18, 1999 (collectively the "Lease") wherein and whereby the Landlord leases to Tenant and the Tenant hired from the Landlord space currently known as Unit 13NE 1-10 located on the 13th floor of the Building known as 601 West 26th Street, New York, New York (the "Building"), for a term which expires on March 31, 2009.

     WHEREAS, the parties hereto desire to lease Tenant additional space as hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual promises and agreement herein contained, the parties hereby agree as follows:

     1. DEFINED TERMS: All terms used herein not otherwise defined shall have the meaning ascribed to them in the Lease. As used in the Lease and this Agreement, the term "Premises" or "Demised Premises" shall mean the Premises described in the Lease, and, effective as of the respective delivery date(s) for Space A, Space B, Space C, Space D and/or the Expansion Space, as provided in the Agreement, the Premises shall include such Additional Space and/or Expansion Space, as the case may be after same has been delivered.

     2. EFFECTIVE DATE: The effective date ("Effective Date") of this Lease Modification and Expansion Agreement shall be the date upon which this Agreement shall be executed and delivered by both Landlord and Tenant; provided however that (i) the Fixed Rental, and the increase in Tenant's proportionate share, each as set forth in Section 9 below, shall not be effective until (i) the Space A Delivery Date (herein defined) with respect to Space A, (ii) the Space B Delivery Date (herein defined) wit respect to Space B, (iii) the Space C Delivery Date (herein defined) with respect to Space C and (iv) the Space D Delivery Date (herein defined) with respect to Space D. Until such time as this Agreement is effective, the Lease, as heretofore modified and amended, shall continue in full force and effect. Upon the Effective Date, the Lease shall be amended in accordance with the terms and provisions of this agreement.

     3. LEASE AMENDMENTS: Notwithstanding anything in the Lease to the contrary, as of the effective Date, the Lease is amended as set forth below.

     3a. Security: Article 32 (and consequently paragraph 5 of the First Lease Modification Agreement) is hereby amended to provide that the Security Deposit in the amount of one hundred seventy four thousand and six hundred and forty six dollars ($174,646.00) presently being maintained by Landlord under the Lease, together with any interest thereon, shall be increased by the Tenant in the amount of two hundred four thousand and two hundred dollars ($204,200) which shall be placed in escrow and deposited in the Attorney trust account of

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Landlord's counsel, Mordowitz & Lemberg until Landlord provides Tenant with the
SNDA pursuant to paragraph 16 herein, and said total sum of three hundred seventy eight thousand eight hundred forty six dollars ($378,846) shall represent the total Security Deposit required to be held by Landlord throughout the term of the Lease and this Agreement unless Tenant exercises its options with respect to the Expansion space as hereinafter set forth, in which case the security deposit shall increase pro-rata to reflect the additional space. Interest on the cash amount being held as Security shall be paid to Tenant, annually, at the rate of passbook savings, less an administrative fee of 1% per annum.

       In lieu of depositing cash for 50% of the security deposit hereunder, Tenant may deliver a clean, irrevocable and unconditional letter of credit issued by and drawn upon a commercial bank which is a member of the New York Clearing House Association (hereinafter referred to as the "Issuing Bank") with offices for banking purposes in the City of New York and having a net worth of not less than $100,000,000, which letter of credit shall have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord, and initially be in the amount of $189,423.00 (which amount shall be increased in the event that Tenant exercises its option on Expansion Space). If Tenant elects to provide a letter of credit, the letter of credit shall provide that:

       The Issuing Bank shall pay Landlord or its duly authorized representative an amount up to the face amount of the letter of credit upon presentation of the letter of credit and a sight draft in the amount to be drawn, together with a certificate executed on behalf of Landlord, stating that as of the date of such certificate, Tenant is in default under this Lease beyond any applicable period of notice and/or cure and that the amount drawn by Landlord represents funds that are due and payable to Landlord under the Lease;

       The letter of credit shall be deemed to be automatically renewed, without amendment (except as provided below with respect to reduction in face amount), for consecutive periods of one year each during the entire term of this Lease (the last such automatic renewal to expire not earlier than a date which is one
(1) month after the expiration date of the term of this Lease) unless the Issuing Bank sends written notice (hereinafter called the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the letter of credit, that it elects not to have such letter of credit renewed;

       Landlord, after receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft and an affidavit indicating that Tenant is still obligated under the Lease, to receive the monies represented by the letter of credit (which monies shall be held as a cash security deposit pursuant to the provisions of Article 32, Article 5 of the First Lease Modification Agreement and this Article); and

       Upon Landlord's sale of the Building, or the transfer of Landlord's interest therein, or a leasing of the Building, the letter of credit shall be transferable by Landlord to the purchaser, vendee or transferee, and all expenses of such transfer shall be paid by Tenant.

     3b. RETURN OF SECURITY: On July 7, 2002, if Tenant is not in default of the material terms of the Lease and this Agreement, Landlord agrees to return the amount of fifty one thousand and fifty dollars ($51,050) of the total Security Deposit to the Tenant, plus applicable

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interest, or to permit the release of a commensurate amount from the principal amount of the Letter of Credit, if applicable.

     4. LANDLORDS WORK: With respect to only the Additional Space and Expansion Space as set forth below, Landlord shall provide a "white box" including the following items:

     a) Demolish existing improvements within the Premises and the demising walls, as shown in the Tenant's Space Plans annexed hereto as Exhibit "A" and deliver the new Premises in broom clean condition.

     b) Landlord shall remove all asbestos and asbestos containing material within the Premises, and shall deliver an ACP-5 Certificate to Tenant.

     c) Tenant does not require that Landlord paint the entire Premises as a condition of Delivery. Tenant requests only that Landlord paint Space C (also known as the E-7th Premises) and the hallway leading to the passenger elevator bank.

     d) On or before September 1, 2000: Acid clean all windows and paint all window frames within the new Premises.

     e) On or before September 1, 2000: Repair, re-putty or replace any damaged or wire mesh windowpanes with clear windowpanes within the new Premises.

     f) Demolish and/or erect demising walls necessary to create the new Premises, as shown on Tenant's Plans annexed hereto.

     g) Install radiator to locations within the new Premises where radiator stems exist or place overhead heating units so that there is one heating unit per bay.

     h) Installation of sprinklers in Premises or if already installed deliver the sprinklers in good working order and condition and in compliance with all applicable legal requirements.

     i) On or before August 1, 2000: Construction of an area of fire refuge substantially and materially as shown on the Plans annexed hereto as Exhibit "B" and in accordance with all applicable legal requirements.

     5. ELECTRICITY: With respect to the Additional Space and Expansion Space as set forth below, Landlord shall provide a total of 100 amps (three phase) of electricity at 208 volts, as pro-rated, upon delivery of the space for the construction period and shall provide at least 12 watts per usable square foot on Tenant's move in. This additional electrical capacity must be installed in, and available to, the Premises as a condition of delivery, and is made a part of Landlord's Work.

     6.   BROKERAGE:


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          (a) Tenant represents and warrants that it has not dealt with any broker or finder in connection with this Lease Modification and Expansion Agreement except for SL Leasing, Inc. (the "Broker"). Landlord shall be responsible for the payment of the commission due to the Broker, and Landlord shall indemnify, defend and hold harmless Tenant with respect thereto.

          (b) Tenant agrees to indemnify and hold Landlord and its agents harmless from and against any claims, costs, expenses (including court costs and reasonable legal fees) and other liabilities incurred by Landlord and it's agents by reason of any claim or action for a commission or other compensation by any broker or finder other than the broker with respect to this Lease Modification and Expansion agreement. This paragraph shall survive the expiration or sooner termination of the Lease.

     7. TENANT'S ACKNOWLEDGMENTS: In consideration of the Landlord entering into this agreement, the Tenant hereby states, represents and warrants the following to the Landlord:

          (a) The Landlord is not in default under the Lease and same is in full force and effect; and except as modified by this Lease Modification and Extension Agreement, has not been modified, changed or otherwise amended.

          (b) Tenant hereby releases and discharges the landlord from any and all claims, losses, costs, liabilities, damages and expenses which the tenant has, had or may have from the beginning of the world to the date of this agreement as same relates to the Lease.

          (c) That the execution hereof shall not be deemed a waiver of any of the Landlord's existing or future rights and remedies.

          (d) That the execution of this agreement has been duly authorized by the Tenant and the person signing on behalf of the Tenant has the full power and authority to do so.

          (e) The Lease has not been assigned; nor has the right to use or occupy the Existing Premises.

          (f) No person other than the Tenant has the right to use or occupy the Existing Premises except as provided in sublease provisions herein.

          (g) Any default hereunder shall constitute a default under the Lease and any default in the Lease shall likewise constitute default hereunder.

          (h) This agreement shall not be effective unless same shall have been signed by the landlord and delivered to the Tenant.

          (i) Neither this amendment, not any previous amendment nor the Lease nor any memorandum thereof or hereof shall be recorded and any attempt at recordation shall constitute a material event of default hereunder and shall further be null and void.

     8. CONFIDENTIALITY: Neither party shall disclose the financial terms of the Lease to anyone other than as may reasonably be required in the course of its business, including,


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without limitation, disclosure in connection with any required SEC or other reporting requirements, Dun & Bradstreet, Standard & Poor's, Moody's and/or other similar financial and information reporting companies. Either party's failure to comply with the terms of this paragraph shall be material default under the Lease.

      9. ADDITIONAL SPACE: Upon execution hereof, Tenant shall lease from Landlord the following additional space located on the 13th floor, comprising a total of 18,850 rentable square feet ("rsf"): space currently occupied by Powerful Media (4,850 rsf-hereinafter Space A) Sherry French Gallery (2,000 rsf
- hereinafter Space B), and e7th (12,000 rsf - hereinafter Space C). The Space A Delivery Date shall be upon execution of this agreement.

     It is the understanding of the parties that Landlord is responsible for all costs relating to the vacating of the Expansion Space for delivery to Tenant.

     The Fixed Rental for Space A shall be as follows:

     $157,625.00 per annum ($13,135.42 per month) commencing on the Delivery Date through and including June 30, 2001;

     $161,171.00 per annum ($13,430.92 per month) from July 1, 2001 through June 30, 2002;

     $164,798.00 per annum ($13,733.17 per month) from July 1, 2002 through June 30, 2003;

     $178,205.95 per annum ($14,850.50 per month) from July 1, 2003 through June 30, 2004;

     $182,215.58 per annum ($15,184.63 per month) from July 1, 2004 through June 30, 2005;

     $186,315.43 per annum ($15,526.29 per month) from July 1, 2005 through June 30, 2006;

     $200,229.58 per annum ($16,685.80 per month) from July 1, 2006 through June 30, 2007;

     $204,734.75 per annum ($17,061.23 per month) from July 1, 2007 through June 30, 2008;

     $209,341.26 per annum ($17,445.11 per month) from July 1, 2008 through March 31, 2009;

     Tenant's Proportionate Share as set forth in Article 48, Section 48.5 with respect to Space A shall be increased by .2365%. Real Estate Tax increases should be based upon increases above the 2000/2001 Base Tax Year. Notwithstanding anything to the contrary contained herein, the Fixed Rental for Space A shall be abated for the first (1st) month and the thirteenth (13th)

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month and the twenty fifth (25th) month following the Space A Delivery Date provided Tenant is not in default of the Lease and is in good standing.

     The "Space B Delivery Date" shall be (i) the day which is twenty (20) business days after Landlord shall notify Tenant that Space B is ready for delivery to Tenant with Landlord's Work completed in accordance with Section 4 hereof or (ii) September 1, 2000, whichever is later.

     The Fixed Rental for Space B shall be as follows:

     $65,000.00 per annum ($5,416.67 per month) commencing on Delivery Date through and including June 30, 2001;

     $66,462.50 per annum ($5,538.54 per month) from July 1, 2001 through June 30, 2002;

     $67,957.01 per annum ($5,663.16 per month) from July 1, 2002 through June 30, 2003;

     $73,658.85 per annum ($6,138.24 per month) from July 1, 2003 through June 30, 2004;

     $75,314.13 per annum ($6,276.18 per month) from July 1, 2004 through June 30, 2005;

     $77,008.70 per annum ($6,417.39 per month) from July 1, 2005 through June 30, 2006;

     $82,741.39 per annum ($6,895.12 per month) from July 1, 2006 through June 30, 2007;

     $84,603.08 per annum ($7,050.26 per month) from July 1, 2007 through June 30, 2008;

     $86,506,64 per annum ($7,208.87 per month) from July 1, 2008 through June 30, 2009;

     Tenant's Proportionate Share as set forth in Article 48, Section 48.5 with respect to Space B shall be increased by .09756%. Real Estate Tax increases for Space B should be based upon increases above the 2000/2001 Base Tax Year.

     Notwithstanding anything to the contrary contained herein, the Fixed Rental for Space B shall be abated for the first (1st) month and the thirteenth (13th) month and the twenty fifth (25th) month following Space B Delivery Date.

     The "Space C Delivery Date" shall be (i) the day which is twenty (20) business days after Landlord shall notify Tenant that Space C is ready for delivery to Tenant with Landlord's Work completed in accordance with Section 4 hereof or (ii) September 1, 2000 whichever is later.

     The Fixed Rental for Space C shall be as follows:

     $390,000.00 per annum ($32,000.00 per month) commencing on the Delivery Date through and including June 30, 2001;

     $398,775.00 per annum ($33,231.25 per month) from July 1, 2001 through June 30, 2002;

     $407,747.00 per annum ($33,978.92 per month) from July 1, 2002 through June 30, 2003;

     $440,921.75 per annum ($36,743.48 per month) from July 1, 2003 through June 30, 2004;

     $450,842.59 per annum ($37,570.22 per month) from July 1, 2004 through June 30, 2005;

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     $460,986.45 per annum ($38,415.54 per month) from July 1, 2005 through June
30, 2006; month

     $495,372.37 per annum ($41,281.03 per month) from July 1, 2006 through June 30, 2007;

     $506,518.23 per annum ($42,209.85 per month) from July 1, 2007 through June 30, 2008;

     $517,914.87 per annum ($43,159.57 per month) from July 1, 2008 through March 31, 2009;

     Tenant's Proportionate Share as set forth in Article 48, Section 48.5 with respect to Space C shall be increased by .5853%. Real Estate Tax increases for Space C shall be based upon increases above the 2000/2001 Base Tax Year. Notwithstanding anything to the contrary contained herein, the Fixed Rental for Space C shall be abated for the first (1st) month and the thirteenth (13th) month and twenty-fifth (25th) month following the Space C Delivery Date.

     9d.  SPACE D: (THE HALLWAY)

     (a) The "Space D Delivery Date" shall be the date the demising wall to the hallway is removed to convert the hallway to office space.

          (b) The Fixed Rental for Space D shall be as follows: $25 per square foot ($25,000.00 per annum which is $2,083.33 per month) with no increases whatsoever throughout the term of the Lease and this Agreement. Commencing on the Space D Delivery Date through and expiring on March 31, 2009. Notwithstanding anything to the contrary contained herein, the Fixed Rental for Space D shall be abated for the first (1st) month and the thirteenth (13th) month and twenty-fifth (25th) month following the Space D Delivery Date.

     10. EXPANSION SPACE: Provided Tenant shall not be in default in the performance or observance (beyond any applicable grace or cure periods) of any of the terms, covenants, provisions and conditions contained in this Lease on Tenant's part to be performed or observed, Landlord shall notify Tenant in writing ("Landlord's Notice") when Expansion Space is to become vacant and prior to entering into any lease and other agreement with respect to Expansion Space [NOTE: LANDLORD SHALL BE OBLIGATED TO OFFER THE EXPANSION SPACE TO TENANT PRIOR TO RENEGOTIATING OR EXTENDING A LEASE FOR THE EXPANSION SPACE WITH THE EXISTING TENANT(S) THEREOF.]. Expansion Space shall mean each of Space E through H identified below:

     SPACE E   Additional 5,000 rsf of space presently occupied by Powerful
           Media on the 13th floor (as identified on attached diagram).

     SPACE F   Space currently occupied by Posters Please on 13th floor (9,916 rsf as identified on attached diagram).

     SPACE G   Space currently occupied by Margaret Wirstrom on 13th floor
           (5,150 rsf as identified on attached diagram).

     SPACE H   Space currently occupied by Haase Studio on 13th floor (1,500 rsf as identified on attached diagram).

     SPACE I   Space currently occupied by Hellerstein Studios on 12th floor
           (10,500 rsf as identified on attached diagram).




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     Tenant shall have an option to lease said Expansion Space above within 36 months hereof at the then escalated rent per rsf as computed in paragraph 9 above as adjusted pro-rata based upon the rsf of the Expansion Space being leased or after 36 months hereof at the greater of 95% of the then market rate (as said rate shall be determined by taking the average of the last three (3) most recent broker's offers to rent space in the building) or the then escalated rent per "rsf" as computed in paragraph 9 above as adjusted, pro-rata, based upon the "rsf" of the Expansion Space being leased. Tenant must notify Landlord of its intention to exercise its option within ten (10) days of receipt of Landlord's notice that the Expansion Space, or any part thereof, will be offered for lease. Tenant shall have the option to lease the entire available space only. Tenant shall exercise its option to lease the Expansion Space by providing Landlord with written notice in the manner prescribed by paragraph 63 of the Lease of its intent to exercise such option within 10 days of receipt of Landlord's Notice and by entering into a lease or modification as set forth in Paragraph 83. In the event that Tenant exercises its option to lease the Expansion Space then Tenant's Proportionate Share shall be increased to reflect the increase in space by a fraction, the numerator of which shall be the "rsf" and the denominator of which shall be 2,050,000. In the event that Tenant does not exercise its option to lease the Expansion Space as set forth above then Landlord shall be free to rent the space to others, without Tenant retaining any rights thereto, except if Landlord intends to lease the said space at greater than 10% less than the amount previously offered to Tenant, in which event Landlord must give Tenant written notice of such intention and Tenant shall provide Landlord with written notice in the manner prescribed by paragraph 63 of the Lease of its intent to exercise such option at said lower rate within 5 days of receipt of Landlord's Notice and by entering into a lease or modification as set forth in Paragraph 83. Tenant shall have no other rights or options of first offer with respect to any space in the building except as herein set forth in this Modification and Expansion Agreement as same relates to the Expansion Space.

     The Fixed Rental for the said Expansion Space shall be abated for the first (1st) month and the thirteenth (13th) month and twenty-fifth (25th) month following the Delivery Date of the said Expansion Space.

     It is the understanding of the parties that Landlord is responsible for all costs relating to the vacating of the Expansion Space for delivery to Tenant.

     Landlord shall not offer to Tenant any part of the expansion space within four (4) months hereof. In the event Tenant requires additional space and any of the Expansion Space has not been made available to Tenant, then, and in that event, Landlord shall exercise reasonable efforts to make comparable space above the 9th floor available to Tenant provided that the procurement of said additional space by Landlord shall be as commercially reasonable for Landlord as was intended with respect to the procurement of the Expansion Space.

     11. Warrants: Upon Tenant's execution of this modification, Tenant shall issue to Landlord or its assignee warrants for 100,000 shares of stock in ScreamingMedia Inc. at a strike price of $10.00 per share.

     12. Miscellaneous: Tenant shall be permitted to connect the Additional Space and the Expansion Space to the Building's Class E fire system at an additional charge of $0.50 per rsf.



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     13.  NO OTHER MODIFICATION: Except as otherwise expressly set forth herein, the Lease, as amended hereby, remains in full force and effect, the terms of which are hereby ratified and confirmed by the Tenant in all respects.

     14.  SUBLETTING LICENSING

     (a) Tenant shall be permitted to sublet or license all or any portion of the Additional space and/or the Expansion Space, or to allow the Additional Space and/or Expansion Space to be used and/or occupied by Tenant's subtenants, licensees and/or concessionaires, upon notice to Landlord and with Landlord's consent, which consent will not be unreasonably withheld, provided that all such subtenants, licensees and/or concessionaires: (i) shall use the Premises only for the Permitted Uses, or for such other uses as shall be consented to by Landlord and (ii) shall use and occupy the Premises in accordance with the terms and conditions of the Lease.

     (b) Notwithstanding anything to the contrary contained in the Lease, Landlord shall receive forty percent (40%) of any net profit realized by Tenant from the subletting or licensing of the Additional Space and/or the Expansion Space, or the use of the Additional Space and/or the Expansion Space by Tenant's subtenants, licensees and/or concessionaires.

     15.  OPTION TO EXTEND

     Provided that Tenant is in full compliance with the Lease and all applicable modifications thereof and further provided that Tenant gives written notice to Landlord by certified mail return receipt requested of its intention to exercise its option herein no later than December 31, 2008, Tenant shall have the option of extending the term of the Lease with respect to all space then occupied by Tenant (which expires pursuant to the terms of the Lease and all modifications thereof on March 31, 2009), for one (1) additional term of five
(5) years commencing April 1, 2009 and terminating on March 31, 2014. All Terms and conditions of the Lease as modified shall remain the same except that Fixed Rental during said period shall be at the greater of 95% of the then market rate (as said rate shall be determined by taking the average of the last three (3) most recent broker's offers to rent space in the building) or the then escalated rent per "rsf" as computed in paragraph 9 above with comparable escalations going forward for the duration of said extension period.

     16.  SNDA

     This Lease Modification is contingent upon Landlord providing Tenant with a Subordination, Non-Disturbance and Attornment Agreement in substantially the same form as set forth in form annexed hereto as Exhibit A.


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     17.  APPROVAL OF PLANS

     Landlord hereby approves of Tenant's construction design plans as set forth in Exhibit B annexed hereto.

     IN WITNESS WHEREOF, the parties have executed this Lease Modification and Extension Agreement as of the date and year first written above.



LANDLORD:                                  TENANT:
601 West Associates, LLC                   SCREAMINGMEDIA INC.
SLB Manager, LLC

By: /s/ Mark Karasick                      By: /s/ Kevin C. Clark
    --------------------                       ----------------------
                                               Chief Executive Officer

STATE OF NEW YORK    )
                     )  SS.:
COUNTY OF NEW YORK   )


On July 14, 2000, before me personally came Mark Karmaks, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same as the [Illegible], SLB Manager, LLC, [Illegible] of 601 West Associates, LLC.

                                         /s/ William Patrick Kelly
                                         ------------------------------------
                                         Notary Public
STATE OF NEW YORK    )                   William Patrick Kelly
                     )  SS.:             Notary Public, State of New York
COUNTY OF NEW YORK   )                   No. 41-5005012
                                         Qualified in Queens County
                                         Commission Expires November 30, 2000


On July 14, 2000, before me personally came Kevin Clark, who, being by me duly sworn, did depose and say that deponent resides at Wahackme Rd., New Caanan, CT. Deponent is the Chief Executive Officer, of the corporation described in and which executed the foregoing instrument; deponent knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; deponent signed deponent's name thereto by like order.


                                         /s/ William Patrick Kelly
                                         ------------------------------------
                                         Notary Public
                                         William Patrick Kelly
                                         Notary Public, State of New York
                                         No. 41-5005012
                                         Qualified in Queens County
                                         Commission Expires November 30, 2000


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                                   EXHIBIT A

                         SUBORDINATION, NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT

          THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of the ________ day of November, 1998 between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, having its principal place of business at 11 Madison Avenue, New York, New York 10010 (hereinafter called "Lender"), the owner and holder of the Mortgage and Note hereinafter described; MEDIA & BEYOND INC., having its address at 601 West 26th Street, New York, New York 10001 (hereinafter called "Tenant"), as lessee under the Lease described below; and 601 WEST ASSOCIATES LLC, having its address at 601 West 26th Street, Suite 900, New York, New York 10001 (hereinafter called "Landlord"), as lessor under the Lease described below.

                                  WITNESSETH:

         Lender has made a first mortgage loan (the "Loan") on the land and building (collectively, the "Secured Premises") commonly known as 601 West 26th Street, New York, New York, more particularly described in Exhibit A attached hereto. The Loan is evidenced by a promissory note (the "Note") from Landlord to the Lender and secured by, among other things, a first mortgage (the "Mortgage") on the Secured Premises. The Mortgage has been or will be recorded in the Office of the County Clerk of New York County, New York.

         Tenant is tenant under a lease dated as of October 23, 1998 (as amended by that certain Lease Modification Agreement dated as of the 17th day of November, 1998) (the "Lease") made by Landlord covering a part of said Secured Premises consisting of a portion of the eleventh floor (the "Demised Premises").

         Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Mortgage.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Landlord and Tenant agree and covenant as follows:

         1. As long as Tenant is not in default (beyond any period given Tenant by the terms of the Lease to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, should the Secured Premises be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or be transferred by deed in lieu of foreclosure, Lender (or such other owner as may take title to the Secured Premises) shall recognize the leasehold estate of the Tenant under the Lease for a period (the "Non-

Disturbance Period") ending no earlier than the later to occur of (i) March 1, 2001 and (ii) the second anniversary of the date on which Lender shall have succeeded as to the interest of Landlord under the Lease, with the same force and effect as if Lender (or such other owner) were the original landlord under the Lease. Tenant's possession of the Demised Premises and Tenant's other rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, shall not be diminished or interfered with by Lender during the Non-Disturbance Period.

         2. If Lender shall become the owner of the Secured Premises or the Secured Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage, or the Secured Premises shall be transferred by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between the then owner of the Secured Premises (including Lender or the grantee under a deed in lieu of foreclosure) and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease for at least the Non-Disturbance Period (and, at the then owner's option, for the balance of the term thereof remaining and any and all extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease). Tenant does hereby attorn to Lender or any other such owner as its landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instrument, immediately upon Lender or such other owner succeeding to the interest of Landlord in the Secured Premises. Tenant shall be bound to Lender (or to such other owner) under all of the terms, covenants and conditions of the Lease for the Non-Disturbance Period (or, if applicable, the remaining balance of the term thereof and any extensions thereof) with the same force and effect as if Lender (or such other owner) were the original landlord under the Lease. Tenant shall, from and after Lender's (or other such owner's) succession to the interest of Landlord under the Lease, have the same remedies for the breach of covenant contained in the Lease that Tenant might have had under the Lease against Landlord, including, with respect to any security deposit; provided further, however, that Lender or other such owner shall not be

             a. Liable for any act or omission of any prior landlord (including Landlord); or

             b. Obligated to cure any defaults of any prior landlord (including Landlord) under the Lease which has occurred prior to the time that Lender or such other owner succeeded to the interest of the Landlord and the Secured Premises; or

             c. Subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), other than any unused portion of the Credit (as defined in the Lease); or

             d. Bound by any prepayment of rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

             e. Bound by any amendment or modification of the Lease or by any waiver or forbearance on the part of any prior landlord (including Landlord) made or given without the written consent of Lender; or

           f. Bound to make any payment to Tenant or to perform any construction requirements called for in the Lease.

     And further provided that the Lease shall be subject to the rights of the Lender under the Mortgage, with respect to, among other things, insurance and condemnation proceeds relating to the Secured Premises.

     3. Subject to the terms of this Agreement, the Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect to the Mortgage and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage, but any and all such renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to and entitled to the benefits of the terms of this Agreement.

     4. To the extent that the Lease shall entitle Tenant to notice of any mortgage, this Agreement shall constitute such notice to Tenant with respect to the Mortgage and to any and all renewals, modifications, extensions and/or consolidations of the Mortgage.

     5. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender, concurrently with the giving of any notice of any nature given by Tenant to Landlord under the Lease, a copy of such notice by mailing the same to Lender at the address first above set forth by certified mail, return receipt requested, and no such notice given to Landlord which is not at or about the same time also given to Lender, shall be valid or effective against Lender for any purpose.

     6. The terms "holder of any mortgage on the fee title to the building," "fee mortgagee," "holder of a mortgage," or any similar terms in the Lease shall be deemed to include CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, its successors and assigns, including anyone who shall have succeeded to Landlord's interest by, through or under foreclosure of the Mortgage, or deed in lieu of such foreclosure. The term "mortgage affecting the real property," "mortgage," or any similar term shall be deemed to include the Mortgage.

     7. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon parties hereto, their successors and assigns, provided that such reference to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant of its rights and obligations under the Lease, but has reference only to those instances in which Landlord and Lender shall have given written consent to a particular assignment by Tenant.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to by duly executed as of the day and year first written at the places set forth above their signatures.


                                   Lender:

                                   CREDIT SUISSE FIRST BOSTON MORTGAGE
                                   CAPITAL LLC


                                   By:
                                      __________________________

                                   Tenant:

                                   MEDIA & BEYOND INC.


                                   By:
                                       __________________________


                                   Landlord:

                                   601 WEST ASSOCIATES LLC,
                                   a New York limited liability company

                                   By:  SLB MANAGER LLC,
                                        a New York limited liability company,
                                        a Managing Member

                                        By:
                                            ______________________
                                            Name:
                                            Title:

                                                                   July 14, 2000

ScreamingMedia Inc.
601 West 26th Street
13th Floor
New York, NY 10001

Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
Thomas Weisel Partners LLC
c/o Credit Suisse First Boston Corporation
11 Madison Avenue
New York, NY 10010

Dear Sirs:

     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the Common Stock, par value $0.01 per share (the "Securities"), of ScreamingMedia Inc., a Delaware corporation (the "Company"), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares or Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation.

     Any Securities received upon exercise of options granted to, or warrants held by, the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.


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
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before the date that is 180 days after the date of this Agreement.

                                        Very truly yours,
                                        601 West Associates LLC


                                       ----------------------------------------

                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                               ---------------------------------

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